Exhibit 99.1

AeroVironment Appoints Raymond Cook as Chief Financial Officer

MONROVIA, Calif., July 7, 2015 – AeroVironment, Inc. (NASDAQ:AVAV) today announced the appointment of Raymond Cook as senior vice president and chief financial officer, effective immediately. Cook succeeds Teresa Covington, who has served as interim chief financial officer since February 5, 2015.  Teresa will remain Vice President, Finance.  The company’s announcement follows an extensive search conducted by the Board of Directors, with the assistance of a leading global executive search firm, to identify a new chief financial officer.

Tim Conver, AeroVironment chairman and chief executive officer, said, “Raymond’s nearly 30 years of financial experience, combined with high-tech manufacturing expertise, is an ideal fit for AeroVironment. Following a thorough search, we’re delighted to welcome Raymond to our executive team, as we continue to strengthen our market leadership positions, move key programs forward to generate long-term value, and reinforce our strategic plan. We look forward to working closely with Raymond to extend our track record of successfully driving innovation.”

Conver continued, “On behalf of everyone at AeroVironment, I want to thank Teresa for assuming the additional responsibilities over the past five months and look forward to benefiting from her expertise through her continued service at AeroVironment.”

“I am very proud to be affiliated with a company as highly accomplished, forward-thinking and respected as AeroVironment,” said Cook. “It’s an honor to be part of a company that is committed to excellence and customer service.”

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About Raymond Cook

Prior to joining AeroVironment, Cook was senior vice president and chief financial officer at Silicon Image, Inc., a provider of video, audio and data connectivity solutions for mobile, consumer electronics and enterprise markets, in Sunnyvale, Calif.  In his role at Silicon Image, Cook served as a financial, business and strategic adviser to senior management and the board of directors, and oversaw all areas of financial planning and analysis, including annual operation planning, accounting, consolidations, SEC reporting, investor relations, corporate business development and strategy, treasury, and stock administration for the multi-national company.  Cook previously served as executive vice president and chief financial officer of STEC, Inc., a leading global manufacturer of enterprise-class solid-state data storage solutions, and as vice president, finance and corporate controller of Mindspeed Technologies, Inc., a developer of semiconductor solutions for communication applications in wireless networks.

Cook earned his Master’s in Business Administration in Finance and Bachelor of Science in Accounting degrees from Loyola Marymount University in Los Angeles, Calif.

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on-demand, to people engaged in military, public safety and commercial activities around the world.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

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Forward-looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

Mark Boyer

For AeroVironment, Inc.

+1 (310) 229-5956

mark@boyersyndicate.com

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